As filed with the Securities and Exchange Commission on February 14, 2024.

Registration No. 333-276233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tradewinds Universal

(Name of small business issuer in its charter)

Wyoming	2000	87-4254479
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Code Number)

501 Mercury Lane
Brea, CA. 92821
855-434-4488
TradewindsUniversal.com
Andrewreadtw@gmail.com
(Address and telephone number of registrant's principal executive offices and principal place of business)

Buffalo Registered Agents LLC
401 N Main Street
Buffalo, WY 82834
855-434-4488
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non Accelerated Filer ☐	Smaller Reporting Company ☒	Emerging Growth Company ☒

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY _____, 2024

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $ .40 per share until our common stock is quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $.40 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01 plus an increase based on the fact the share will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS

TRADEWINDS UNIVERSAL

9,940,000 Shares of Common Stock

Price per share: $.40

Total cash proceeds to the Company $0

Through this prospectus, we are registering for resale 9,940,000 shares of common stock. The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At September 30, 2023, there were 10,170,000 shares of common stock issued and outstanding.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. The Company has determined the offering price based, primarily, on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no trading market for our common stock.

The sales price to the public will be offered at a fixed price of $.40 per share until shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. We intend to contact an authorized OTCQB market maker for sponsorship of our securities on the OTC, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTCQB. If our common stock becomes quoted on the Over the Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

The purchase of our shares involves substantial risk. See "risk factors" beginning on page 9 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _________________2023.

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PROSPECTUS SUMMARY

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

You should read the following summary together with the more detailed information about our company and the common stock being registered in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. References in this prospectus to "we," "our," "us", "TU" and the "Company" refer to Tradewinds Universal

Organizational History

Tradewinds Universal (“TU”) was incorporated in Wyoming on December 28, 2021, for the purpose of developing, manufacturing, and distributing nutrient-based edible insect foods, including protein bars, shakes, and other nutrition foods/snacks and drinks: Universal Protein "'UP " aka UP Proteins . The company has also acquired a formula for developing, manufacturing, and distributing dog treats to alleviate pain.

Introduction

We have only an, approximately, twenty-four (24) months operating history. Our initial focus will be on the formulation, manufacturing, marketing, and distribution of Up Proteins nutrition products, including protein bars, powder, drinks, cookies, and other health-related products, each containing human-grade protein derived from insects (UP is an acronym for Universal Protein).

Company Assets

The Company's principal assets ("Assets") consist of cash, and licensing rights. It is management's opinion that the assets it has, including cash, equipment, contracts, future revenue streams, rights and certain business concepts will adequately capitalize the Company for the next twelve (12) months. The Company intends to develop, operate and capitalize the Assets, as well as to create or acquire new products for licensing, manufacturing and distribution.

Company Cash Flow

The Company has cash assets derived from the sale of licensing rights to its patents.  Our burn rate is expected to be approximately $3,000 per month based on our current projections. At September 30, 2023 , we had cash of $15,092 and for the year ended December 31, 2022 we had cash of $53,356; At September 30, 2023, we had revenue of $90,602 and at December 31, 2022, we had revenue of $46,098.

JOBS Act

Recently the United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are "emerging growth companies." We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer," as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

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Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a "smaller reporting company" in Exchange Act Rule 12b-2, an auditor attestation report on management's assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a "smaller reporting company". In addition, as an emerging growth company, we are able to avail ourselves to the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and to not present to our stockholders a nonbinding advisory vote on executive compensation, obtain approval of any golden parachute payments not previously approved or present the relationship between executive compensation actually paid and our financial performance.  We have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

Future Assets and Growth

We will continue to generate limited future income from our assets, however, we cannot provide absolute assurances or estimates of these revenues. The Company had Net Income at year end December 31, 2022, however, the Company anticipates it may operate at a deficit for its next fiscal years and may expend most of its available capital. The Company's cash on hand is, primarily, budgeted to cover the anticipated costs to complete the development of a new patent, and for various administrative costs associated with developing and operating the businesses going forward including costs for legal, accounting and Transfer Agent services.

Our business model is predicated on the assumption that we can generate multiple revenue streams from the sale of distribution rights for territories and through the manufacturing and sales of our product line which is anticipated in the fourth quarter of 2023. Although the Company generated revenues, it anticipates it may lose money in its next, full year of operation and it shall require raising additional capital to develop its concepts. The Company may plan on filing for a Secondary offering of its stock in 2024 to raise capital for its projects and concepts which will result in further dilution to shareholders.

The Company's primary manager, its CEO, Mr. Read, has limited experience and expertise in the manufacturing, sales and related industries and has no experience operating a public company. The Company will continue to seek consultation from those persons more adept in the industry possibly as a director, employee, or outside consultant. Until such time as the Company is more established and capitalized, we will not be able to employ any personnel on a full-time basis. (For Details on our Business Plan Please See: Description of Business, p. 17).

FOUNDING SHAREHOLDERS

The following individuals and entities are considered founding shareholders of our Company.

Class	Name	Shares	Percentage
Common	Andrew Read	230,000	3%

(1)	Mr. Andrew Read, is the CEO.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.40 was determined by the price shares were sold to our shareholders in a private placement memorandum plus an increase based on the fact the shares will be liquid and registered. $.40 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCQB or another Exchange, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

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SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis and Results of Operations" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data "*"

	For the Year Ended December 31, 2021 (Audited)*	For the Year Ended December 31, 2022 (Audited)*	For September 30, 2022 (Unaudited)	For September 30, 2023 (Unaudited)
STATEMENT OF OPERATIONS
Revenues	$—	$46,098	$36,028	$90,602
Operating Expenses	—	36,294	32,354	107,591

Net Income (Loss)	—	7,745	2,903	(23,710)

Weighted average number of common shares outstanding for the period	—	2,502,877	1,794,250	8,866,081

Net Income Per Share	$—	$0.00	$0.00	$(0.00)

	For the Year Ended December 31, 2021 (Audited)*	For the Year Ended December 31, 2022 (Audited)*	For September 30, 2023 (Unaudited)
BALANCE SHEET DATA
Cash and Prepaid Expenses	$—	$58,756	$15,092
Total Assets	—	98,356	85,735
Total Liabilities	—	20,911	—
Stockholder's Equity	—	77,445	85,735

"*" Derived from audited financial statements

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ABOUT THIS OFFERING

Securities Being Offered	Up to 9,940,000 shares of common stock for resale in Tradewinds Universal

Initial Offering Price	The selling shareholders will be offering shares at a fixed price of $.40 per share until shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering	The offering will conclude when all of the 9,940,000 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares. The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering for no given reason whatsoever.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors."

Common Stock Issued Before Offering	10,170,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering	10,170,000 shares of common stock with an implied aggregate value of $4,068,000 based on our assumed offering price of $.40 per share after the offering.

Stockholder's Equity	As of December 31, 2021 our Stockholder's Equity was $0 (as the Company was formed on December 28, 2021). At December 31, 2022 our Stockholder's Equity was $77,445 and at September 30, 2023 our Stockholder's Equity was $85,735.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Description of Selling Stockholders

Through this prospectus, we are registering for resale 9,940,000 shares of common stock. The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At September 30, 2023 there were 10,170,000 shares of common stock issued and outstanding and at twelve months ended December 31, 2022 there were 6,970,000 shares of common stock issued and outstanding.

The names and share amounts of the selling stockholders are set forth under "Selling Stockholders and Plan of Distribution" in this prospectus.  None of the selling stockholders are officers, directors or 10% or greater stockholders of our company nor are any affiliated or associated with any broker-dealers.

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 RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE POSSIBILITY THAT YOUR ENTIRE INVESTMENT MAY BE LOST. AS SUCH, YOU ARE ENCOURAGED TO EVALUATE THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. ANY OF THE FOLLOWING RISKS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AND COULD RESULT IN COMPLETE LOSS OF YOUR INVESTMENT.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Wyoming on December 28, 2021. We have limited financial resources and only limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

All of our capital and assets have been provided by or acquired from our principal shareholders, revenues and through a Private Placement of the shares being registered. We estimate that we will have insufficient capital to operate for the next twelve (12) months without raising additional capital through equity or debt financing or the sales of additional licensing rights to our patents. We cannot assure you, however, that we will be able to sustain the business for the long term nor that we may not need to obtain additional capital in the future. We can also not assure you that we will be able to obtain any required financing on a timely basis, or if obtainable, that the terms will not materially dilute the equity of our current stockholders. If we are unable to obtain financing on a timely basis, we may have to significantly or entirely curtail our business objectives, which could result in our having to discontinue some of our operations and plans.

We depend highly on our current president who has limited experience in running a public company.

We depend highly on Andrew Read, our CEO and Director, who may be difficult to replace. Andrew Read at this point, only devotes approximately 40% of his time (approximately 16 hours) per week to our business, has only several years of industry experience and has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and business expertise of Mr. Read.

Loss of our CEO could adversely affect our business.

Loss of Mr. Read could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor's investments. Mr. Read received 230,000 shares of the Company's common stock in February of 2022. It is unknown, at this time, if or when the Company may be able to further compensate Mr. Read for his management services. The company does not anticipate Mr. Read receiving a salary in the foreseeable future.

Our management has limited experience in running a public company.

Mr. Read, has no experience in running a public company. He is vaguely familiar with the reporting requirements of the Securities and Exchange Commission. Mr. Read will rely on the expertise of outside counsel to insure proper filing and the meeting of deadlines.

There are increased costs and regulations associated with operating a public company and we will have limited internal accounting controls.

There are a number of expenses and costs associated with operating a public Company including filing expenses, transfer agent, stock issuance and maintenance costs, accounting, legal and auditing expenses that will materially increase the Company's operating expenses and make it more difficult for the Company's businesses to produce operating profits. Projected cost for the next 12 months associated with the operation aspects of being a public company are projected to be approximately $35,000. Our CEO has no prior experience managing a public company. With only one officer and director there will be no internal oversight to the Company's financial reporting, initially, except from the Company's outside auditors.

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Upon completion of the offering stockholders will own a majority percentage of the Company's stock.

Andrew Read owns approximately 3%   of our outstanding common shares and will continue to do so after the filing of this Registration Statement. As a consequence of his stock ownership position, Mr. Read will not have the ability to elect a majority of our board of directors, and thereby control our management. Andrew Read also will not have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, any private transactions, and other extraordinary transactions. The ownership by Mr. Read could discourage investments in our Company or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

Because of competitive pressures from competitors with more resources, the Company may fail to implement its business model profitably.

The protein bar industry is extremely competitive. The market for customers is intensely competitive and such competition is expected to continue to increase (see "Competition"). We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing products developed by us, our competitors, and their advisors.

We are dependent on the popularity of our products.

Our ability to generate revenue and be successful in implementing our business plan is dependent on our ability to manufacture and distribute our products via distribution channels that are efficient and cost effective.

We may be unable to compete with larger or more established companies.

We face a large and growing number of competitors in the protein bar industry. Many of these competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition, and more established relationships in the industry than does the Company. As a result, certain of these competitors may be in better positions to compete with us for product and audiences. We cannot be sure that we will be able to compete successfully with existing or new competitors.

We are developing additional products which could be unprofitable once completed.

There is no assurance that if and when the products under development are completed, they will be met with success or be profitable. We face competition from many established companies most which have far greater resources and expertise than we do.

In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of any shareholder's investment.

Due to our limited operating history, we currently do not have the resources to initiate manufacturing of products using our dog pain relief formula. We anticipate additional sales of licensing rights to our formula but as of the date of this filing we have no plans in place for the further sale of licensing rights or for debt or equity financing.

Following this offering we may need to raise additional funds to expand our operations. We will receive no proceeds from this offering. We may raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations, although at this time there is no plan in effect to do so. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Our products or processes could give rise to claims that our products infringe on the rights of others.

We are potentially subject to claims and litigation from third parties claiming that our products or processes infringe on their patent or other proprietary rights. Currently such claims and litigation could potentially apply to our products under development. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to produce, use or sell the affected product or process. Litigation, which could result in substantial costs to us, may also be necessary to enforce our proprietary rights and/or to determine the scope and validity of the proprietary rights of others. Any intellectual property litigation would be costly and could divert the efforts and attention of our management and technical personnel, which could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not prevent us from selling our products or materially and adversely affect our business, financial condition and results of operations. If any such claims are asserted against us, we may seek to enter into a royalty or licensing arrangement. We cannot assure you that a license will be available on commercially reasonable terms, or at all.

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We may be unable to scale our operations successfully.

Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

The lack of experience in all of the businesses we are entering could impact our return on investment, if any.

As a result of our reliance on our officers and their lack of experience in developing and implementing plans for manufacturing and sales of protein bars and related products, our investors are at risk in losing their entire investment. The company intends to hire personnel in the future who will have the experience required to manage our company, when the company is sufficiently capitalized. Until such management is in place, we are reliant upon our officers to make the appropriate management decisions.

As there is no public market for our common shares, they are an illiquid investment and investors may not be able to sell their shares.

No market currently exists for our securities, and we cannot assure you that such a market will ever develop, or if developed, will be sustained.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

If our shares of common stock are actively traded on a public market, they will in all likelihood be penny stocks.

The securities enforcement and penny stock reform act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Sec regulations generally define a penny stock to be an equity security that has a market or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has net tangible assets of at least $100,000, if that issuer has been in continuous operation for three years. Unless an exception is available, the regulations require delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, details of the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for securities that become subject to the penny stock rules. Since our securities are highly likely to be subject to the penny stock rules, should a public market ever develop, any market for our shares of common stock may not be liquid.

Because our securities may be subject to penny stock rules, you may have difficulty reselling your shares.

Since our stock may be subject to penny stock rules, you may have difficulty reselling your shares. Penny stocks are covered by section 15(g) of the securities exchange act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer may be required to make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

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This registration statement contains forward looking statements which are speculative in nature.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under "business description" and "corporate background" although the company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future sec filings.

We have not paid, and do not intend to pay, cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities that we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement pursuant to an exemption under Rule 144 of the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB after the SEC declares this prospectus effective. In order to be quoted on the OTCQB, a market maker must file a 15c-211 application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

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SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 9,940,000 shares of our common stock held by 38 shareholders of our common stock as of September 30, 2023.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 30, 2023, and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering
Wright Adaza	200,000	200,000	0
Darlene Horvath	100,000	100,000	0
Graham Monteath	240,000	240,000	0
Jason Read	100,000	100,000	0
Konstruct Inc*	300,000	300,000	0
Neil Splonskowski	250,000	250,000	0
Carol & Daniel Ryan	250,000	250,000	0
Sunrise Electrical Service***	100,000	100,000	0
Jan Rolston	200,000	200,000	0
Roy Wilson	750,000	750,000	0
Roy Wilson & Rosanne Wilson	750,000	750,000	0
Kenneth Creeses II	200,000	200,000	0
Gianromano Piconi	200,000	200,000	0
Laura Hastings	100,000	100,000	0
Hans Johns	100,000	100,000	0
A. Healey Mendicino	100,000	100,000	0
Chad Langner	100,000	100,000	0
Casey Johns	100,000	100,000	0
Janice Douglas	100,000	100,000	0
Peggy Bradley	100,000	100,000	0
Katherine Bleuer	100,000	100,000	0
John Brand	100,000	100,000	0
Stephen Deckard	100,000	100,000	0
Richard Hernandez	100,000	100,000	0
Scott Fountain	100,000	100,000	0
Drew Fountain	100,000	100,000	0
Fremont James Bellinger	100,000	100,000	0
Darlene Newell	100,000	100,000	0
Leland Hertel	100,000	100,000	0
Karen Nelson	100,000	100,000	0
Robyn Johns	100,000	100,000	0
Sandra Jolicoeur	100,000	100,000	0
Yvonne Boggs	100,000	100,000	0
LaVonne Johnson	100,000	100,000	0
BearCreek Resources Corp****	2,000,000	2,000,000	0
Charles Aton	200,000	200,000	0
Tala Media Corp*****	1,000,000	1,000,000	0
Green Brook, Inc.*****	1,000,000	1,000,000	0

*Konstruct Inc, Vlad Garber, President, (who has voting rights and dispositive power with regards to the shares held by Konstruct Inc)

**Sunrise Electrical Service, Albert Sourorov, President, (who has voting rights and dispositive power with regards to the shares held by Sunrise Electrical Service)

***BearCreek Resources Corporation, Gabriel Grabowski, President, (who has voting rights and dispositive power with regards to the shares held by BearCreek Resources Corporation)

****Tala Media Corporation, Jesse Acuna, President, (who has voting rights and dispositive power with regards to the shares held by Tala Media Corporation)

*****Green Brook, Inc., Anthony Wilson, President, (who has voting rights and dispositive power with regards to the shares held by Green Brook, Inc.)

9

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.40 per share until our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCQB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB when this Registration Statement is declared effective by the SEC. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $.40 until a market develops for the stock.

The Selling Stockholder and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act  of 1933, as amended (the "Securities Act"), in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Securities Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be affected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000 .

10

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 75,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. As of September 30, 2023, we have 10,170,000 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the OTCQB, including:

•	We must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;
•	We must remain current in our filings;
•	We must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.
•	We can provide no assurance that our shares will be quoted on the OTCQB or, if traded, that a public market will materialize.

11

No Broker Is Being Utilized In This Offering

This offering does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used.

No Escrow of Proceeds

There will be no escrow of any of the proceeds of this offering since the Company has already received all proceeds from its Private Placement. Accordingly, we already have use of all funds we have raised. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Accell Audit & Compliance, PA, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Mont E Tanner, Esq., has rendered an opinion as to the validity of shares being registered and the corporate documents of the Company.

DESCRIPTION OF BUSINESS

OVERVIEW

Corporate History

The Company was incorporated in Wyoming on December 28, 2021, for the purpose of developing, manufacturing, and distributing nutrient-based edible insect foods, including protein bars, shakes, and other nutrition foods/snacks and drinks “Universal Protein (UP)” also known as UP Proteins. The company has also acquired a formula for developing, manufacturing, and distributing dog treats to alleviate pain.

BUSINESS

Our initial focus will be on the formulation, manufacturing, marketing, and distribution of Up Proteins nutrition products, including protein bars, powder, drinks, cookies, and other health-related products, each containing human-grade protein derived from insects (UP is an acronym for Universal Protein).

Edible insects may have superior health benefits due to their high levels of vitamin B12, iron, zinc, fiber, essential amino acids, omega-3 and omega-6 fatty acids, and antioxidants. The addition of edible insects such as crickets to the human diet could offer a myriad of environmental and nutritional benefits, including an overall reduction in greenhouse gas emissions, decreased agricultural use of land and water, improved prevention and management of chronic diseases like autoimmunity, diabetes, cancer, and cardiovascular disease, and provide enhanced immune function.

Ultimately, insects have the potential to be used as meat substitutes or dietary supplements, resulting in human health and environmental benefits.

We intend to formulate, develop, manufacture, and distribute via wholesale and retail markets protein bars with the key protein ingredient base being insect protein.

The company has also acquired a formula for developing, manufacturing, and distributing dog treats to alleviate pain.

12

UP PROTEIN NUTRITION PRODUCTS

Product Description

Universal protein products are high Protein energy products that contain high-quality ingredients. All UP-Protein products will be non-GMO/Non-Dairy/Gluten Free/Low sugar with no refined sugar. With only natural sugars from dried fruits and berries and natural sugar substitutes.

UP Proteins Products are focused on health and taste. These two factors guide our ingredient selections. Up Proteins Products adhere to the basic principles of a balanced diet with the refinement of using an Orthoptera Protein blend ("Orthoptera" is a biological order that includes insects like grasshoppers and crickets) that provides for cricket powder and other plant-based protein products as its primary source of protein.

UP Proteins Products include ingredients we believe are desired by people who eat healthy, including vegetarians and environmentally conscious people.

A vegetarian diet doesn’t contain any animal or dairy products and relies solely on plant-based foods (and typically encourages a lot of legumes, pulses, and grains). On the other hand, a paleo diet contains meat, fish, and eggs, leaving out these grains and legumes.

Many vegetarians are looking for a good protein source that does not include animal protein. Enter insects (a protein that is not a farm animal and does not have many of the negative issues related to modern-day farming.)

According to a recent study from the University of Copenhagen, insects are an extremely sustainable source of protein, much more so than meat. According to the U.N., the worldwide livestock industry accounts for over 14.5% of global greenhouse gas emissions. By comparison, cricket production is 20 times more efficient as a protein source than cattle, and it produces 80 times less methane. Additionally, insects can thrive on organic waste, allowing farmers to cut back on growing the grain used in animal feed, which requires significant energy and water resources.

The rearing of insects requires dramatically less food than raising beef. For example, according to the FAO (The Food and Agriculture Organization), insects consume just 2 pounds of feed to produce 1 pound of meat, while cattle require 8 pounds of feed to generate 1 pound of beef. That’s why the U.N. called for swapping burgers for bugs.

Insect farming makes economic sense as well. As insects are cold-blooded, they require less energy to stay warm. This helps explain why they are more efficient at converting feed into protein. Consider that crickets need four times less feed than sheep, 12 times less than cattle, and half as much as broiler chickens and pigs to produce the same amount of protein.

The Up-Protein Bar will offer a blend of Vegan and Paleo, replacing animal products with insects.

UP Bars will offer only the highest quality nutrition bars and products, focusing on maximizing health benefits while ensuring taste/texture and appearance are of equal value. UP Bars provides a combination of Cricket powder and other related products delicately mixed to provide the perfect healthy treat.

Cricket and insect consumption in the U.S. seems out of the ordinary because of cultural bias. Americans weren’t raised eating insects, just like other parts of the world weren't brought up eating bacon, beef, or cheese. In other regions of the world, such as Africa, Asia, Latin America, and Australia, people have taken notice of insects as a food source.

But thanks to significant market leaders backing cricket protein companies such as Exo, this cultural bias may be shifting. Mark Cuban from Shark Tank invested when the first edible insect product company, Chapul, presented its business plan. Some of the larger companies involved in the insect-as-food business have already laid down the foundation for the industry.

13

Below are the eight leading brands of insect bars on the market today, along with some nutritional information:

Source: Greenbelly

Insect farming to scale is a new and upcoming market. Many of the aforementioned companies are building out large facilities with the goal of high-volume insect production. As a result, we anticipate lower costs in the near future.

Currently, there are five basic categories of insects that are currently considered as food.

•	1/ HEMIPTERA, including Cicadas and water bugs
•	2/ ORTHOPTERA, including grasshoppers/ locusts and crickets
•	3/ HYMENOPTERA, including ants, bees and wasps
•	4/ LEPIDOPTERA, including butterflies and moths
•	5/ COLEOPTERA, including beetles and weevils

Of these, ORTHOPTERA (Crickets) is the most abundant in the US.

14

Current Bar designs:

UP Protein Bars Current design:

o	Approximately 1.8 oz (50g) bars, sold individually or in boxes of 12.
o	Three different nutrition bars focused on different market segments, with each bar describing nutritional values coupled with dietary description for suggested uses:
▪	1 bar for the sports market
▪	1 bar for the health and wellness market
▪	1 bar for the general marketplace

Current UP Protein Bar design showing box of 12 bars

Current UP Protein Bar design

15

Marketing

With the U.S. edible insect industry already registering $20 million annually in sales, there seems to be an opportunity for growth. While not yet widely popular, many food makers are convincing Americans to eat bugs by educating them about the various health and environmental benefits associated with the practice. Silkworm soup and grasshopper tacos are available in some San Francisco, New York, and Washington, D.C. restaurants. Recently, Exo, a cricket protein bar, raised more than $4 million from big-name investors. The major insect-based food makers like Exo, Chirap, and Chapul all note on their packaging that their products are gluten-free. Exo and Chapul even specify that their products contain no dairy or soy. Some followers of the Paleo diet in America are already eating cricket powder protein bars. Protein is also a priority for CrossFit devotees and weightlifters; companies like Exo are finding support from such people.

Our initial focus is to penetrate the health-conscious segment with an eye on high-energy sports and active lifestyle markets. The (18-45) age bracket is more environmentally aware and willing to take a chance on something new.

UP Bar intends to play a role in becoming a voice and ardent supporter of earth-friendly companies. From inception, UP will strive to be a carbon-neutral company.

When compared to other more traditional forms of protein (such as the farming of cows/ chickens, etc.), cricket farming dramatically reduces the impact on water/land and food. Crickets need little water to grow. A thousand crickets can fit in a space no larger than a small refrigerator.

•	To grow 1lb. of beef requires nearly 10 lbs. of feed and over 2000 gallons of water.
•	Growing 1lb. of insects requires less than 2 lbs. of feed and less than 12 gallons of water.

Insects are cheap, nutritious, and—according to some supporters—delicious. There are over 2,100 edible insect species, which offers a vast array of options for food dishes. FAO states that edible insects contain high-quality protein, amino acids, vitamins, calcium, zinc, and iron for humans.

When you have a healthy source of protein, minerals, and other essential nutrients, a Michelin restaurant taste experience might arguably be a secondary priority. Consider that 100 grams of beef contain 29 grams of protein but also 21 grams of fat. On the other hand, 100 grams of grasshopper contain 20 grams of protein and only 6 grams of fat.

In addition to nutritional value, commercial insect production has a much smaller negative impact on the environment than traditional sources of protein. Rearing conventional livestock, for example, accounts for a staggering 18% of total greenhouse gas emissions. But insect breeding releases much less greenhouse gas, methane, and ammonia than raising cattle and pigs and requires less water.

UP Bar will come in completely biodegradable packaging and sourced from top branded companies that adhere to earth-friendly practices.

The company intends to initially market its Up Bars via online sales through its website:

Upproteins.com

The Company’s corporate website is:

TradewindsUniversal.com

The Company has acquired the following domains which it plans to use to also market its products in the future.

•	OrthopteraProtein.com (site oriented toward the education and benefits of eating crickets. Also a store to buy products.)
•	Edibleinsects.shop
•	Humangradeinsectprotein.com
•	Tryinsects.com

The company plans on driving sales through numerous social media platforms such as:

  Instagram
  Facebook\Meta
  Twitter\X
  YouTube
  Vimeo
  Vero
  TikTok

16

Sales

The company is presently generating revenue by selling Distribution Rights for specific territories. These rights are being purchased in advance of product completion in order to secure the acquired territory.

Industry

The Global Edible Insects Market size was estimated at $972.33 Million in 2022 and is expected to reach $1.5 Billion  in 2023.  In terms of value, the edible insect market is expected to grow at a CAGR (compound annual growth rate) of 26.5% from 2020 to 2027 to reach $4.63 billion by 2027. Moreover, in terms of volume, the edible insect market is expected to grow at a CAGR of 28.5% from 2020 to 2027 to reach 13,988,626 tons by 2027.

Aspire Food Group once sold insect snacks online; the company now focuses on cricket protein powder and is reportedly the largest supplier in the ingredients space. Aspire said that about 80% of the company’s inventory of cricket protein goes toward pet food, but it is designed to be edible for humans as well, and sees a growing interest in using it as a food ingredient. In October, Aspire which already has a pilot facility in Austin, Texas, in Ontario, Canada. The plant will have the capacity to produce 20,000 metric tons of food-grade cricket protein and frass – cricket waste used for fertilizer – per year.

There is a healthy amount of capital flowing in the insect space. Aspire has raised $21.6 million in funding to date, according to Crunchbase data. And insects have grabbed consumers’ attention, too. “Consumers are already receptive and interested in alternative protein sources beyond traditional beef, pork, and chicken. Some analysts say bugs could soon follow suit and become the next big protein of the future.”

According to Barclays, a new report by the investment bank cites the expanding market around the alternative protein source and predicts the edible bug industry could be worth $8 billion by 2030, up from a little under $1 billion just last year.

The product is already found in experimental cuisines and boasts an eco-friendly reputation. But it has yet to go mainstream despite the proven market for meat alternatives.

The plant-based meat market generated revenue of $4.2 billion globally in 2018, mainly driven by companies such as Impossible Foods and Beyond Meat.** Source CNBC

According to Grand View Research, the global insect protein market was worth $250 million in 2020 and is expected to increase by a compound annual growth rate of 27.4% from 2021 to 2028. Because there is heightened demand from serious consumers looking for new proteins to try, companies that sell insect products no longer advertise it as a freakish novelty item, Ashour said.

Competition

Some of the competitive companies in the edible insects market:

•	Protifarm Holding NV,
•	EntomoFarms,
•	Haocheng Mealworms Inc.,
•	Agriprotein (Insect Technology Group Holdings U.K. Ltd.),
•	Ynsect SAS, Deli Bugs Ltd.,
•	Hargol FoodTech,
•	Aspire Food Group,
•	All Things Bugs, LLC,
•	Tiny Farms, Global Bugs Asia Co., Ltd.,
•	Beta Hatch Inc.,
•	EntoCube Ltd.,
•	Rocky Mountain Micro Ranch,
•	Armstrong Cricket Farm Georgia,
•	EnviroFlight Corporation,
•	SFly Comgraf SAS, Hexafly,
•	F4F SpA,
•	Protix B.V.,
•	InnovaFeed,
•	Nutrition Technologies Group,
•	Protenga Pte Ltd., and
•	nextProtein S.A.S.,
•	Protix Ynsect Innovafeed, among many other local and regional players.

Some of the companies mentioned above will be our suppliers. With a readily available crop of a variety of insects, UP will be able to negotiate an ample supply and follow the cost cycle down as production facilities ramp up.

17

FORMULA FOR DOGS

The Company acquired a formula for natural pain relief for animals from BearCreek Resources, Corp. on December 7, 2022 for $30,000. The acquisition gave the Company all rights surrounding the formula with no additional royalties, or any other payment due. Due to the high cost of initial manufacturing the Company elected to license the rights to the formula.

Sales and Marketing

Currently our revenues have come from the sale of the non exclusive rights to the pain relief formula

On December 7, 2022 we entered into an exclusive licensing rights contract with BearCreek Resources, Corp. for the rights to its pain relief formula for dogs.

The company's current intention is to license the product for pain relief in dogs, until it generates substantial revenue to employ the formula for manufacturing and marketing the product itself.

Regulation

Our business is subject to regulation by federal and state laws in the United States and the laws of other jurisdictions in which we do business.

Advertising and promotional information presented on our websites and in our products, and our other marketing and promotional activities, are subject to federal and state consumer protection laws that regulate unfair and deceptive practices. U.S. federal, state, and foreign legislatures have also adopted laws and regulations regulating numerous other aspects of our business. Regulations relating to the Internet, including laws governing online content, user privacy, taxation, liability for third-party activities and jurisdiction, are particularly relevant to our business. Such laws and regulations are discussed below.

Communications Decency Act. The CDA regulates content of material on the Internet, and provides immunity to Internet service providers and providers of interactive computer services for certain claims based on content posted by third parties. The CDA and the case law interpreting it generally provide that domain name registrars and website hosting providers cannot be liable for defamatory or obscene content posted by customers on their servers unless they participate in creating or developing the content.

Digital Millennium Copyright Act. The DMCA provides a safe harbor from liability for third-party copyright infringement. To qualify for the safe harbor, however, registrars and website hosting providers must satisfy numerous requirements, including adoption of a user policy that provides for termination of service access of users who are repeat infringers, informing users of this policy, and implementing the policy in a reasonable manner. In addition, registrars and website hosting providers must expeditiously remove or disable access to content upon receiving a proper notice from a copyright owner alleging infringement of its protected works. A registrar or website hosting provider that fails to comply with these safe harbor requirements may be found liable for copyright infringement.

Lanham Act. The Lanham Act governs trademarks and false advertising. Case law interpreting the Lanham Act has limited liability for many online service providers such as search engines and domain name registrars. Nevertheless, there is no statutory safe harbor for trademark violations comparable to the provisions of the DMCA and we may be subject to a variety of trademark claims in the future.

Privacy and Data Protection. In the areas of personal privacy and data protection, the U.S. federal and various state and foreign governments have adopted or proposed limitations on, and requirements associated with, the collection, distribution, use, storage, and security of personal information of individuals.

18

Intellectual Property & Proprietary Rights

We regard substantial elements of our businesses and website as proprietary and we shall attempt to protect them by relying on copyright, trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. To date we have no copyrights or trademarks that have been applied for.

Employees

We are a new, developing company and currently have only one part-time employee, Andrew Read our CEO and Secretary Treasurer. At this time there is no arrangement to pay a salary until such time that the Company begins generating revenue from the sale of its products. We may engage independent contractors in the future.

Reports

As an issuer whose securities will be registered under section 12(g) of the Exchange Act, we will be required to file periodic reports with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or 1- 202-942-8090. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Bankruptcy or Receivership or Similar Proceedings

None

Legal Proceedings

Neither the Company nor any of its officers, directors or beneficial shareholders (greater than 10%) are involved in any litigation or legal proceedings involving the business of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis", "Business Description" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table and subsequent discussion contains the complete and accurate information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.

Name	Age	Term Served	Title / Position(s)
Andrew Read	61	Since December 28, 2021	CEO, Secretary, Treasurer and Director

 There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

Andrew Read has served as the Company’s CEO and director since 2021. Prior to this, Andrew launched Voltage River, a solar Electric and battery integration and consulting company, in 2011 and has worked as CEO of Voltage River since 2011. Voltage River has focused on providing net zero electrical emissions to homes and businesses in southern California. Prior to this Andrew worked as a technical sales rep for Motorola's broadband radio division and was instrumental in developing the public safety market for broadband radio nationwide. Prior to his time with Motorola Andrew worked with a radio startup called Breezecom a broadband radio company that went public while he worked as a technical sales rep for the company developing the public safety and SCADA branch of the company. Mr. Read has worked to spread awareness, build partnerships, and create innovative products that could make a positive impact on people's lives/health and the environment. We believe his Earth-friendly skill set will greatly benefit the Company’s ability to move forward.

Our directors will hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

No officer, director, or persons nominated for such positions and no promoters or significant employee of the Company has been involved in legal proceedings that would be material to an evaluation of officers and directors.

Executive Compensation

 Summary Compensation Table

Name and Principal Position (1)	Fiscal Year	Salary	Bonus	Stock Awards(1)	All other Compensation	Total
Andrew Read President and CEO, CFO	FY 2021	$—	$—	$—	$—	$—
Andrew Read President and CEO, CFO(1)	FY 2022	$—	$—	$2,300	$—	$2,300
Andrew Read President and CEO, CFO(2)	FY 2023	$—	$—	$220,000	$—	$220,000

(1) In 2022, Andrew Read as founder of the Company acquired shares totaling 230,000 valued at $.01 per share.

(2) On December 28, 2023 Andrew Read was issued 22,000,000 shares for services per an amended employment agreement. The shares were issued at $.01 per share, $220,000.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2022.

Compensation of Officers and Directors

On February 5, 2022, the Company issued 230,000 shares of common stock to Andrew Read at $.01 for $2,300. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director.

On December 28, 2023 Andrew read was issued 22,000,000 shares for services per an amended employment agreement. The shares were issued at $.01 per share.

Indemnification of Directors and Officers

Except as permitted by the Wyoming Revised Statutes, the Company's Articles of Incorporation do not provide for any additional or different indemnification procedures. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director's and officer's liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

Employment Agreements

On February 2, 2022, we entered into an employment agreement with Andrew Read, pursuant to which he agreed to act as our Chief Executive Officer. Per the agreement, Andrew Read received 230,000 shares valued at $2,300 as compensation. Per the agreement, Andrew Read's compensation was subject to change upon the shipment of its initial products. The employment agreement was amended on December 28, 2023. Pursuant to the terms of the Employment Agreement, Mr. Read was issued 22,000,000 shares at $.01 per share with a value of $220,000 on December 28, 2023, and is entitled to receive an annual salary of $48,000 beginning January 1, 2024. The term of the Employment Agreement continues until such time that the Board of Directors elects to make a change. (See Exhibits 10.1 and 10.2)

20

Control Persons

The following table lists, as of September 30, 2023 and as of January 31, 2024, the number of shares of common stock of our Company that are owned by control persons (i) each person or entity known to our Company to be a owner of more than 10% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to control ownership of common stock by our principal shareholders and management is based upon information furnished by each person using control ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a control owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a control owner of the same securities, and a person may be deemed to be a control owner of securities as to which he or she may not have any pecuniary control interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,940,000 shares of our common stock issued and outstanding as of December 28, 2023 and 31,940,000 issued and outstanding after December 28, 2023. Unless otherwise indicated, the address of each officer and director listed below is c/o Tradewinds Universal 501 Mercury Lane Brea, CA. 92821.

Control Persons Prior to December 28, 2023

Name of Control Owner	Shares of Common Stock Owned Prior to this Offering	%

Andrew Read (1)	230,000	2.3
Tala Media Corporation (2)	1,000,000	10.06
BearCreek Resources Corporation	2,000,000	20.12
Green Brook, Inc.	1,000,000	10.06
Roy Wilson	750,000	7.5
Roy Wilson & Rosanne Wilson	750,000	7.5

Control Persons After December 28, 2023

The percentages below are calculated based on 31,940,000 shares of our common stock issued and outstanding after December 28, 2023. Unless otherwise indicated, the address of each officer and director listed below is c/o Tradewinds Universal 501 Mercury Lane Brea, CA. 92821.

Name of Control Owner	Shares of Common Stock Owned After this Offering	%
Andrew Read (1)	22,230,000	69.5

(1) The employment agreement with our CEO, Andrew Read, was amended on December 28, 2023. Pursuant to the terms of the Employment Agreement, Mr. Read was issued 22,000,000 shares with a value of $220,000 on December 28, 2023

(2) Tala Media Corporation, Jesse Acuna, President, (who has voting rights and dispositive power with regards to the shares held by Tala Media Corporation)

(3) BearCreek Resources Corporation, Gabriel Grabowski, President, (who has voting rights and dispositive power with regards to the shares held by BearCreek Resources Corporation)

(4) Green Brook, Inc., Anthony Wilson, President, (who has voting rights and dispositive power with regards to the shares held by Green Brook, Inc.)

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of December 31, 2023, certain information with respect to the beneficial ownership of the common stock of our Company by each person who we know to be beneficial owner of more than 5% of any class or series of our capital stock, each of the directors and executive officers individually, and all directors and executive officers as a group. Unless otherwise indicated, each person named in this table has sole voting and investment power with respect to the shares beneficially owned.

Beneficial Owners Prior to December 28, 2023:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to this Offering	%

Andrew Read (1)(2)	230,000	2.3
Tala Media Corporation(3)	1,000,000	10.06
Green Brook, Inc.(4)	1,000,000	10.06
BearCreek Resources Corporation(5)	2,000,000	20.12
Roy Wilson	750,000	7.5
Roy Wilson & Rosanne Wilson	750,000	7.5

Beneficial Owners After December 28, 2023:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned After this Offering	%

Andrew Read (1)(2)	22,230,000	69.5
BearCreek Resources Corporation	2,000,000	6.2

(1) Andrew Read is the President and Director of the Company.

(2) On December 28, 2023 Andrew Read was issued 22,000,000 shares for services rendered.

(3) Tala Media Corporation, Jesse Acuna, President, (who has voting rights and dispositive power with regards to the shares held by Tala Media Corporation)

(4) Green Brook,Inc., Anthony Wilson, President, (who has voting rights and dispositive power with regards to the shares held by Green Brook, Inc.)

(5) BearCreek Resources Corporation, Gabriel Grabowski, President, (who has voting rights and dispositive power with regards to the shares held by BearCreek Resources Corporation)

Transfer Agent

Transfer agents record changes of ownership, maintain the issuer's security holder records, cancel and issue certificates, and distribute dividends. Because transfer agents stand between issuing companies and security holders, efficient transfer agent operations are critical to the successful completion of secondary trades. Section 17A(c) of the 1934 Act requires that transfer agents be registered with the SEC, or if the transfer agent is a bank, with a bank regulatory agency.

We have not yet engaged a Transfer Agent. However, our intent is to engage V Stock Transfer to act as our stock registrar and transfer agent. Its address and telephone number is 8 Lafayette Pl, Woodmere, NY 11598, (212)828-8436. Until engaging V Stock Transfer, we have and will continue to act as our own transfer agent and registrar which could place shareholders at risk for accurate record changes of ownership, maintaining the issuer's security holder records, cancellation, and the issuance of certificates.

22

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions since December 28, 2021 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation.”

Since inception, the following transactions were entered into:

On February 5, 2022, the Company issued 230,000 shares of common stock to Andrew Read, President, at $.01 per share for $2,300. On December 28, 2023, per an amended employment agreement 22,000,000 shares were issued to Andrew Read at $.01 per share for a total value of $220,000.

On June 13, 2022, Roy Wilson acquired 750,000 shares at $.01 per share for $7,500. On June 13, Roy Wilson and Rosanne Wilson acquired 750,000 at $.01 per share for $7,500. Collectively the Wilsons acquired 1,500,000 shares.

On December 7, 2022, 1,000,000 shares at $.01 per share for a value of $10,000, were issued to BearCreek Resources Corp as a dividend for the Company's acquisition of a formula for a pet product.

On February 6, 2023, 1,000,000 shares were acquired by Tala Media Corp for $.01 per share, for a total of $10,000.

On February 8, 2023, 1,000,000 shares were acquired by BearCreek Resources Corp for $.01 per share, for a total of $10,000.

On September 29, 2023, 1,000,000 shares were acquired by Green Brook, Inc. for $.01 per share, for a total of $10,000.

Beneficial Owners Prior to December 28, 2023:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to this Offering	%

Andrew Read (1)	230,000	2.3
Tala Media Corporation(2)	1,000,000	10.06
Green Brook, Inc.(4)	1,000,000	10.06
BearCreek Resources Corporation(3)	2,000,000	20.12
Roy Wilson	750,000	7.5
Roy Wilson & Rosanne Wilson	750,000	7.5

Beneficial Owners After December 28, 2023:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned After this Offering	%

Andrew Read (1)(2)	22,230,000	69.5
BearCreek Resources Corporation	2,000,000	6.2

(1) The employment agreement with our CEO, Andrew Read, was amended on December 28, 2023. Pursuant to the terms of the Employment Agreement, Mr. Read was issued 22,000,000 shares with a value of $220,000 on December 28, 2023

(2) Tala Media Corporation, Jesse Acuna, President, (who has voting rights and dispositive power with regards to the shares held by Tala Media Corporation)

(3) BearCreek Resources Corporation, Gabriel Grabowski, President, (who has voting rights and dispositive power with regards to the shares held by BearCreek Resources Corporation)

(4) Green Brook,Inc., Anthony Wilson, President, (who has voting rights and dispositive power with regards to the shares held by Green Brook, Inc.)

It is contemplated that we may enter into certain transactions with our director, Andrew Read, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. We presently have no permanent office facilities but for the time being we will use as our business address the offices of Mr. Read the operating manager, on a rent free basis, until such time as our business operations may require more extensive facilities and we believe it an appropriate time to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

There are currently no related party transactions between Read or any other affiliates and the Company other than those disclosed herein. Further, the Company has not had any preliminary contact or discussions with Read or any other affiliates and there are no present plans, proposals, arrangements or understandings with these companies to enter into any future transactions.

23

DISCLOSURE OF PAYMENT OF SERVICES WITH SHARES OF COMMON STOCK

On February 5, 2022, the Company issued 230,000 shares of common stock to Andrew Read at $.01 for $2,300 per an employment agreement. The employment agreement was amended on December 28, 2023. Pursuant to the terms of the Amended Employment Agreement, Mr. Read was issued 22,000,000 shares at $.01 per share with a value of $220,000 on December 28, 2023

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation contains provisions permitted under General Corporation Laws of Wyoming relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by General Corporation Laws of Wyoming. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

We are subject to the State of General Corporation Laws of Wyoming. In general, the statute prohibits a publicly held Wyoming corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

As permitted by Wyoming law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

24

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

REPORTS TO SECURITY HOLDERS

The company is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

FINRA requires that all issuers maintaining quotations of their securities on the OTCQB file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on form 8-A or form 10.

We may cease filing periodic reports with the Securities and Exchange Commission if:

•	We have less than 300 stockholders of record; or

•	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTCQB, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

We were incorporated in Wyoming on December 28, 2021, and we have elected, for the purpose of filing our Registration Statement with the SEC and preparing our audit, December 31, as our fiscal year end.

Tradewinds Universal is in the process of developing, manufacturing, and distributing nutrient-based edible insect foods, including protein bars, shakes, and other nutrition foods/snacks and drinks “ Universal Protein (UP) aka UP Proteins. The company has also acquired a formula for developing, manufacturing, and distributing dog treats to alleviate pain.

As of year-ended December 31, 2022, we had gross revenues of $46,098, derived primarily from the sale of Distribution Rights and total Operating Expenses of $36,294. Net Income for the year ended December 31, 2022, was $7,745. At year end December 31, 2021 (the Company was formed on December 28, 2021), we had gross revenues of $0, and total operating expenses of $0 and a Net Profit of $0.

As of December 31, 2022, the Company had $58,756 of cash on hand, total assets of $98,356 and total current liabilities of $20,911. As of December 31, 2021 (the Company was formed on December 28, 2021), the Company had $0 of cash on hand, total assets of $0 and total liabilities of $0.

As of the September 30, 2023, we had gross revenues of $90,602. $41,750, of which was derived primarily from commissions and $30,000 from distribution agreement and $18,852 from distribution rights. As of September 30, 2023, we had total expenses of $107,591 and a net loss of $23,710. For September 30, 2022, we had gross revenues of $36,028 which was derived from distribution rights. As of September 30, 2022, we had total expenses of $32,354 and a net income of $2,903. We believe that we currently have insufficient capital for our operations and will need to depend on the sale of additional licensing rights or some form of equity or debt financing.

We are currently in production with YouBar based in Los Angeles, Ca. (Youbars.com) to manufacture our UP Protein bars. On March 31, 2022 we ordered two SKUs for the protein bars from Youbar, Inc. The first SKU was and order for 10,848 peanut butter fruit bars, the second SKU was for 10,764 chocolate almond bars. Youbar, Inc. sources material for the bar ingredients which are subsequently approved by the Company, except for the cricket protein powder, which is sourced by the company and delivered to Youbar, Inc. for inclusion in the manufacturing process. Manufacturing and packaging of the two SKUs was completed and shipped on December 4, 2023. We anticipate the completion of one more SKUs for a bar for either human or pets in the second quarter of 2024.

Raw materials used in the bars are generic to energy\protein bars sourced by Youbar. The availability of ingredients is subject to standard supply and demand for energy bars. Protein Cricket Powder protein is purchased from Entomo Farms a Company based out of Canada that has supplied protein powder from crickets for over 10 years. All ingredients required for the manufacturing of the bars are currently abundant.

The bars are currently available for purchase on our website, UPProteins.com. We have initiated a marketing program directed at retail outlets using social media platforms, as mentioned in our Business Description on Page 12. We plan to continue to market Distribution Rights to various territories. We also plan to continue to market the licensing rights for our formula for pain relief for dogs. However, there is no assurance that licensing rights or products can be sold sufficiently to assist with our operational plan. We anticipate raising capital through revenues from the sale of licensing rights or some form of debt or equity financing. At this time, we have no arrangements for any funding source.

Significant Accounting Policies and Estimates

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses the Company's consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experiences and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenue consists substantially from the sale of licensing rights which are considered sold as a result of a contract, or; persuasive evidence of a sale or licensing arrangement and the license period of the arrangement has begun, and the customer can begin its exploitation, exhibition, or sale; the arrangement fee is fixed or determinable; and collection of the arrangement fee is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

26

Results of Operations

For the period to December 31, 2022 and the period to December 31, 2021.

For the year-ended December 31, 2022, we had gross revenues of $46,098, and total Operating Expenses of $36,294 consisting of professional fees of $300, consulting fees of $33,500, general and administrative of $2,494 and income tax credit of ($2,059) resulting in a net income of $7,745.

For the year-ended December 31, 2021 (the Company was formed on December 28, 2021), we had gross revenues of $0, and total operating expenses of $0 resulting in a net profit of $0.

The changes in the results of operation were due to the fact the Company was formed on December 28, 2021 and there were no expenses or revenue in 2021.

At September 30, 2023 and September 30, 2022.

Net Revenue

For the periods ended September 30, 2023 and 2022, the Company had total sales of $90,602 and $36,028, respectively. The increase in revenues was directly related to the sales of licensing rights.

Cost of Goods Sold

For the periods ended September 30, 2023 and 2022, cost of goods sold was $13,023 and $0, respectively. The increase was due primarily to an increase in sales in 2023 compared to 2022.

Gross Profit

As a result of the foregoing, our gross profit was $77,579 for the period ended September 30, 2023, compared with $36,028, for the period ended September 30, 2022. The increase in our overall gross profit was primarily a result of greater sales.

Operating Expenses

For the periods ended September 30, 2023 and 2022, total operating expenses were $107,591 and $32,354, respectively. The increase was across all expense categories and was a result of the Company expanding its business and also the additional costs associated with regulatory filings and potential stock listing and other costs associated with reporting as a public company.

Net Loss

For the periods ended September 30, 2023 and 2022, net loss was $23,710 and net income of $2,903, respectively. The increase in net loss is primarily a result of higher legal & professional expenses and marketing fees.

Liquidity and Capital Resources

For Year Ended December 31, 2022, Compared to Year Ended December 31, 2021

As of the period ending December 31, 2022, the Company had cash on hand of $53,356, total current assets of $58,756 and total assets of $98,356 total current liabilities of $20,911 and total Stockholder's Equity of $77,445. At the period ending December 31, 2021 (the Company was formed on December 28 , 2021), the Company had cash on hand of $0, total assets of $0, total current liabilities of $0  and Total Stockholder's Equity of $0 . The Company's cash was generated from revenue from the sale of licensing rights and proceeds from a Private Placement of its shares.

At September 30, 2023, compared to September 30, 2022

The change in shareholders' equity at September 30, 2023, was primarily attributable to operating losses and sales of stock incurred in the period. During September 30, 2023, we used $68,764 cash in operating activities compared to $32,196 used in cash from operating activities during September 30, 2022.

For September 30, 2023, we used $1,500  in investing activities compared to $9,600  in investing activities during September 30, 2022.

During September 30, 2023, we had $32,000  in financing activity, and September 30, 2022, we had $35,400  in financing activities.

The Company believes it has insufficient cash resources available to fund its primary operation. The Company has no, current, off-balance sheet arrangements and does not anticipate entering into any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition. The Company has no agreements in place with its shareholders, officer and director or with any third parties to fund operations beyond the end of the Company's 4th quarter. The Company has not negotiated nor has available to it any other third-party sources of liquidity.

27

 Financial Statements

Tradewinds Universal

Table of Contents

December 31, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Tradewinds Universal

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Tradewinds Universal (the Company) as of December 31, 2022 and 2021, and the related statements of income, changes in shareholders’ equity and cash flows for the year ended December 31, 2022 and the period from inception (December 28, 2021) to December 31, 2021, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and the period from inception (December 28, 2021) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2022. Tampa, Florida

December 19, 2023

3001 N. Rocky Point Dr. East, Suite 200 • Tampa, Florida 33607 • 813.367.3527

F-2

TRADEWINDS UNIVERSAL

BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and Cash Equivalents	$53,356	$—
Prepaid Expense	5,400
Total Current Assets	58,756	—

Intangible Asset	39,600	—
Total Assets	$98,356	$—

Liabilities and Stockholders' Equity
Current Liabilities		—
Taxes Payable	2,059
Deferred Revenue	18,852
Total Current Liabilities	20,911	—
Total Liabilities	20,911	—

Commitments and Contingencies (Note 3)

Stockholders' Equity
Common stock, $0.001 par value, 75,000,000 shares authorized, 6,970,000 and 0 shares issued and outstanding as of December 31, 2022 and 2021, respectively	6,970	—
Additional Paid in Capital	62,730	—
Retained Earnings	7,745	—
Total Stockholders' Equity	77,445	—
Total Liabilities and Stockholders' Equity	$98,356	$—

The accompanying notes are an integral part of these financial statements

F-3

TRADEWINDS UNIVERSAL

SATEMENTS OF INCOME

	For the Year Ended December 31, 2022	For the Period from Inception (December 28, 2021) to December 31, 2021
Revenue	$46,098	$—

Operating Expenses
Professional Fees	300	—
Consulting	33,500	—
General and Administrative	2,494	—
Total Operating Expenses	36,294	—

Net Income Before Taxes	9,804	—
Provision for Income Tax	(2,059)	—
Net Income	$7,745	$—

Net Income Per Share – Basic and diluted	$0.00	$—

Basic and diluted weighted average shares used in the calculation of net income per common share	2,502,877	—

The accompanying notes are an integral part of these financial statements

F-4

TRADEWINDS UNIVERSAL

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

	Common Shares	Common Shares Amount	Additional Paid-in Capital	Retained Earnings	Total Shareholders’ Equity
Inception (December 28, 2021)	—	$—	$—	$—	$—
Balance December 31, 2021	—	—	—	—	—
Shares issued for asset	3,000,000	3,000	27,000	—	30,000
Shares issued for services	230,000	230	2,070	—	2,300
Shares issued for cash	3,740,000	3,740	33,660	—	37,400
Net Income	—	—	—	7,745	7,745
Balance December 31, 2022	6,970,000	$6,970	$62,730	$7,745	$77,445

The accompanying notes are an integral part of these financial statements

F-5

TRADEWINDS UNIVERSAL

STATEMENTS OF CASH FLOW

	For the Year Ended December 31, 2022	For the Period from Inception (December 28, 2021) to December 31, 2021
Operating Activities
Net Income	$7,745	$—

Adjustments to Reconcile Net Income to Net Cash From Operating Activities:
Stock Based Compensation	2,300	—
Changes in Operating Assets and Liabilities
Prepaid Expense	(5,400)	—
Taxes Payable	2,059	—
Deferred Revenue	18,852	—
Net Cash from Operating Activities	25,556	—

Investing Activities
Purchase of Intangible Asset	(9,600)	—
Net Cash from Investing Activities	(9,600)

Financing Activities
Common Stock Issued for Cash	37,400	—
Net Cash from Financing Activities	37,400	—

Change in Cash and Cash Equivalents	53,356	—

Cash and Cash Equivalents at Beginning of Period	—	—

Cash and Cash Equivalents at End of Period	$53,356	$—

Supplemental Cash Flow Information
Cash Paid for Interest	$—	$—
Cash Paid for Taxes	$—	$—
Non-Cash Disclosure of Investing and Financing Activities
Issuance of Stock for Intangible Asset	$30,000	$—

The accompanying notes are an integral part of these financial statements

F-6

TRADEWINDS UNIVERSAL
Notes To the Financial Statements
December 31, 2022

Note 1 – Nature of Operations

Nature of Operations

Tradewinds Universal (“Tradewinds” or the “Company”) was incorporated in Wyoming on December 28, 2021 for the purpose of developing, manufacturing, and distributing high nutrient-based edible insect protein bars, shakes, and other high nutrition foods/ snacks and drinks.

Additionally, on December 11, 2022, Tradewinds acquired a pain relief formula for dogs which it intends to manufacture and distribute in the form of treats.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Estimates

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts. Accordingly, actual results could differ from those estimates.

Cash And Cash Equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2022 or 2021.

Intangible Asset

As of December 31, 2022 and 2021, the Company had an Intangible Asset of $39,600, and $0 respectively. The intangible assets consist of an indefinite life formula for pain relief for dogs with a cost of $30,000 and a website with a cost of $9,600, which will be amortized over its useful life of 5 years once it is placed into service. The total intangible assets at December 31, 2022  and 2021 was $39,600 and $0, respectively.

Impairment Of Long-Lived Assets

The Company determines its long-lived assets impairment in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets. The Company evaluates long-lived assets, such as property and equipment and depreciable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Indefinite lived intangible assets are tested for impairment at least annually. If indicators of impairment exist and the undiscounted future cash flows that the assets are expected to generate are less than the carrying value of the assets, the Company reduces the carrying amount of the assets to their estimated fair values based on a discounted cash flow approach or, when available and appropriate, to comparable market values. There were no impairment losses recorded for the years ended December 31, 2022, and 2021.

F-7

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC") 606. Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount:

i.	Identification of the promised goods in the contract;
ii.	Determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract;
iii.	Measurement of the transaction price, including the constraint of variable consideration;
iv.	Allocation of the transaction price of the performance obligations; and
v.	Recognition of revenue when (or as) the Company satisfies each performance obligation.

The performance obligation associated with a typical product sale will be satisfied upon delivery to customers, and the revenue will be recognized at that time. Payments are due on demand. The Company does not offer any warranty on its products; however, customers do receive a manufacturer’s warranty.

The Company's main revenue stream has been from the sale of distribution territories for its protein bars. The Company sells rights to distribute its protein bars and other products to outside parties and determines if the distribution agreement (“DA”) is a distinct (separate) performance obligation in accordance with ASC 606. If the DA is determined not to be distinct, the license is combined with the other goods or services and the combined performance obligation is accounted for using the general revenue recognition model outlined above. If the DA is determined to be distinct, the Company analyzes whether the DA is functional or symbolic to assess the timing of revenue recognition. The DA by the Company was determined to be a distinct performance obligation of symbolic intellectual property (“IP)”, which provides a right to access IP. ASC 606 states that revenue from licenses of IP deemed to provide a right to use IP will be recognized at a point in time when control is transferred.

In accordance with Topic 606, the Company analyzes the following to determine when to recognize DA revenue:

i.	Whether the transaction represents a sale or licensing of intellectual property (IP),
ii.	Whether the IP is a distinct performance obligation,
iii.	The nature of the license - functional or symbolic; and
iv.	The timing of recognition based on the nature of the license.

The Company only applies the five-step model to contracts when it is probable the entity will collect the consideration it is entitled to in exchange for the goods and represents services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery

F-8

Fair Value of Financial Instruments

ASC 825, Financial Instruments ("ASC 825") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities when reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company follows ASC 820, Fair Value Measurements ("ASC 820") and ASC 825, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Income Taxes

In accordance with ASC 740 Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in Income in the period that includes the enactment date.

The Company has adopted the provisions set forth in ASC 740 to account for uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of the income tax law. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of Income tax expense in the Company's financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the “more likely than not" criterion for recognizing the tax benefit of uncertain tax positions and to establish measurement criteria for income tax benefits. The Company has determined that it has a tax liability as of September 30, 2023. The Company does not anticipate any significant changes in such uncertainties and judgments during the next 12 months.

The Company's policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its balance sheets at December 31, 2022 or 2021.

Earnings Per Share of Common Stock

The Company computes income (loss) per share in accordance with ASC 260 Earning Per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company does not have a complex capital structure requiring the computation of diluted earnings per share.

Impairment of Long-Lived Assets

In accordance with ASC 360 Property, Plant and Equipment, the Company reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

F-9

Stock Based Compensation

The Company recognizes stock-based compensation in accordance with ASC 718 Stock Compensation, (“ASC 718”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values. For non-employee stock-based compensation, the Company recognizes compensation based on the fair value of the related stock or options or the fair value of the services on the grant date, whichever is more readily determinable in accordance with ASC 718.

Advertising Expenses

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company has $0 in advertising expenses for the periods ended December 31, 2022 and 2021.

Recently Issued Accounting Pronouncements

There have been no recent accounting pronouncements or changes in accounting pronouncements at September 30, 2023, that are of significance or potential significance to the Company.

Note 3 – Commitments and Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2022 and 2021, the Company is not aware of any contingent liabilities that should be reflected in the financial statements

Note 4 – Income Taxes

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The components of the Company's reconciliation of income taxes computed at the statutory rate of 21% to the income tax amount recorded as of December 31, 2022 and 2021 are as follows:

	2022	2021
Net Income Before Taxes	$9,804	—
Effective Tax Rate	21%	21%
Provision For Income Taxes	$2,059	—

F-10

Note 5 – Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2022 to the date the financial statements were issued and has determined that other than the following it does not have any material subsequent events to disclose, except that the Company’s current orders for its newly designed protein bars have been on backorder from YouBar, A protein bar development and co-manufacturing company. The Company expects shipments of the bars in the fourth quarter of 2023.

F-11

Financial Statements

Tradewinds Universal

F-12

TRADEWINDS UNIVERSAL

BA LANCE SHEETS

	September 30, 2023 (unaudited)	December 31, 2022
ASSETS
Current Assets
Cash and Cash Equivalents	$15,092	$53,356
Prepaid Expense	25,300	5,400
Total Current Assets	40,392	58,756

Deferred Tax Asset	4,243	—
Intangible Assets	41,100	39,600
Total Assets	$85,735	$98,356

Liabilities and Stockholders' Equity
Current Liabilities
Taxes Payable	—	2,059
Deferred Revenue	—	18,852
Total Current Liabilities	—	20,911
Total Liabilities	—	20,911

Commitments and Contingencies (Note 3)

Stockholders' Equity
Common stock, $0.001 par value, 75,000,000 shares authorized, 10,170,000 and 6,970,000 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	10,170	6,970
Additional Paid in Capital	91,530	62,730
Retained Earnings (Accumulated Deficit)	(15,965)	7,745
Total Stockholders' Equity	85,735	77,445
Total Liabilities and Stockholders' Equity	$85,735	$98,356

The accompanying notes are an integral part of these unaudited financial statements

F-13

TRADEWINDS UNIVERSAL

STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Revenue	$90,602	$36,028

Cost of Goods Sold	13,023	—
Gross Profit	77,579	36,028
Operating Expenses
Consulting	94,200	30,000
Professional Fees	6,784	—
Advertising and Marketing	2,943	—
General and Administrative	3,664	2,354
Total Operating Expenses	107,591	32,354

Net Income (Loss) Before Taxes	(30,012)	3,674
Income Tax (Expense) Provision	6,302	(771)
Net Income (Loss)	$(23,710)	$2,903

Net Income (Loss) Per Share – Basic and diluted	$(0.00)	$0.00

Basic and diluted weighted average shares used in the calculation of net income per common share	8,866,081	1,794,250

The accompanying notes are an integral part of these unaudited financial statements

F-14

TRADEWINDS UNIVERSAL

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common Shares	Common Shares Amount	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Shareholders’ Equity
Balance December 31, 2021	—	$—	$—	$—	$—
Shares issued for services	230,000	230	2,070	—	2,300
Common stock issued for cash	3,540,000	3,540	31,860	—	35,400
Net income	—	—	—	2,903	2,903
Balance September 30, 2022	3,770,000	$3,770	$33,930	$2,903	$40,603

Balance December 31, 2022	6,970,000	$6,970	$62,730	$7,745	$77,445
Common stock issued for cash	3,200,000	3,200	28,800	—	32,000
Net loss	—	—	—	(23,710)	(23,710
Balance September 30, 2023	10,170,000	$10,170	$91,530	$(15,965)	$85,735

The accompanying notes are an integral part of these unaudited financial statements

F-15

TRADEWINDS UNIVERSAL

STATEMENTS OF CASH FLOW UNAUDITED

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Operating Activities
Net Income (Loss)	$(23,710)	$2,903
Adjustments to Reconcile Net Income (Loss) to Net Cash From Operating Activities:
Stock Based Compensation	2,300	—
Changes in Operating Assets and Liabilities
Prepaid Expense	(19,900)	(400)
Taxes Payable	(2,059)	771
Deferred Tax Asset	(4,243)	—
Deferred Revenue	(18,852)	28,921
Net Cash from Operating Activities	(68,764)	34,495

Investing Activities
Purchase of Intangible Asset	(1,500)	(9,600)
Net Cash from Investing Activities	(1,500)	(9,600)

Financing Activities
Common Stock Issued for Cash	32,000	35,400
Net Cash from Financing Activities	32,000	35,400

Change in Cash and Cash Equivalents	(38,264)	60,295

Cash and Cash Equivalents at Beginning of Period	53,356	—

Cash and Cash Equivalents at End of Period	$15,092	$60,295

Supplemental Cash Flow Information
Cash Paid for Interest	$—	$—
Cash Paid for Taxes	$—	$—

The accompanying notes are an integral part of these unaudited financial statements

F-16

TRADEWINDS UNIVERSAL
Notes To the Financial Statements
September 30, 2023

 Note 1 – Nature of Operations

Tradewinds Universal (“Tradewinds” or the “Company”) was incorporated in Wyoming on December 28, 2021 for the purpose of developing, manufacturing, and distributing high nutrient-based edible insect protein bars, shakes, and other high nutrition foods/snacks and drinks.

Additionally, on December 11, 2022, Tradewinds acquired a pain relief formula for dogs which it intends to manufacture and distribute in the form of treats.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company.

Estimate

The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts. Accordingly, actual results could differ from those estimates.

Cash And Cash Equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2023 or December 31, 2022.

Intangible Asset

As of September 30, 2023 and December 31, 2022, the Company had an Intangible Asset of $41,100, and $39,600 respectively. The intangible assets consist of an indefinite life formula for pain relief for dogs with a cost of $30,000, a trademark with a cost of $1,500 and a website with a cost of $9,600, which will be amortized over its useful life of 5 years once it is placed into service.

Impairment Of Long-Lived Assets

The Company determines its long-lived assets impairment in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets. The Company evaluates long-lived assets, such as property and equipment and depreciable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Indefinite lived intangible assets are tested for impairment at least annually. If indicators of impairment exist and the undiscounted future cash flows that the assets are expected to generate are less than the carrying value of the assets, the Company reduces the carrying amount of the assets to their estimated fair values based on a discounted cash flow approach or, when available and appropriate, to comparable market values. There were no impairment losses recorded as of the nine months ended September 30, 2023.

F-17

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC") 606. Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount:

i.	Identification of the promised goods in the contract;
ii.	Determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract;
iii.	Measurement of the transaction price, including the constraint of variable consideration;
iv.	Allocation of the transaction price of the performance obligations; and
v.	Recognition of revenue when (or as) the Company satisfies each performance obligation.

The performance obligation associated with a typical product sale will be satisfied upon delivery to customers, and the revenue will be recognized at that time. Payments are due on demand. The Company does not offer any warranty on its products; however, customers do receive a manufacturer’s warranty.

The Company's main revenue stream to date has been from the sale of distribution territories for its protein bars. The Company sells rights to distribute its protein bars and other products to outside parties and determines if the distribution agreement (“DA”) is a distinct (separate) performance obligation in accordance with ASC 606. If the DA is determined not to be distinct, the license is combined with the other goods or services and the combined performance obligation is accounted for using the general revenue recognition model outlined above. If the DA is determined to be distinct, the Company analyzes whether the DA is functional or symbolic to assess the timing of revenue recognition. The DA by the Company was determined to be a distinct performance obligation of symbolic intellectual property (“IP)”, which provides a right to access IP. ASC 606 states that revenue from licenses of IP deemed to provide a right to use IP will be recognized at a point in time when control is transferred.

In accordance with Topic 606, the Company analyzes the following to determine when to recognize DA revenue:

i.	Whether the transaction represents a sale or licensing of intellectual property (IP),
i	ii.	Whether the IP is a distinct performance obligation,
iii.	The nature of the license - functional or symbolic; and
iv.	The timing of recognition based on the nature of the license.

The Company only applies the five-step model to contracts when it is probable the entity will collect the consideration it is entitled to in exchange for the goods and represents services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligations when the performance obligation is satisfied or as it is satisfied. Generally, the Company' s performance obligations are transferred to customers at a point in time, typically upon delivery

F-18

Fair Value of Financial Instruments

ASC 825, Financial Instruments ("ASC 825") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities when reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company follows ASC 820, Fair Value Measurements ("ASC 820") and ASC 825, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Income Taxes

In accordance with ASC 740 Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in Income in the period that includes the enactment date.

The Company has adopted the provisions set forth in ASC 740 to account for uncertainty in income taxes. In the preparation of income tax returns in federal and state jurisdictions, the Company asserts certain tax positions based on its understanding and interpretation of the income tax law. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of Income tax expense in the Company's financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns.

The Company uses the "more likely than not" criterion for recognizing the tax benefit of uncertain tax positions and to establish measurement criteria for income tax benefits. The Company has determined that it has no tax liability as of September 30, 2023. The Company does not anticipate any significant changes in such uncertainties and judgments during the next 12 months.

The Company' s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its balance sheets as of September 30, 2023 or December 31, 2022.

Earnings Per Share of Common Stock

The Company computes income (loss) per share in accordance with ASC 260 Earning Per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The Company does not have a complex capital structure requiring the computation of diluted earnings per share.

Impairment of Long-Lived Assets

In accordance with ASC 360 Property, Plant and Equipment, the Company reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

F-19

Stock Based Compensation

The Company recognizes stock-based compensation in accordance with ASC 718 Stock Compensation, (“ASC 718”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values. For non-employee stock-based compensation, the Company recognizes compensation based on the fair value of the related stock or options or the fair value of the services on the grant date, whichever is more readily determinable in accordance with ASC 718.

Advertising Expenses

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company had $2,943 of advertising expenses as of the nine months ended September 30, 2023 and $0 for 2022.

Recently Issued Accounting Pronouncements

There have been no recent accounting pronouncements or changes in accounting pronouncements during the nine months ended September 30, 2023, that are of significance or potential significance to the Company.

Note 3 – Commitments and Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of the nine months ended September 30, 2023 or year ended December 31, 2022, the Company is not aware of any contingent liabilities that should be reflected in the financial statements

F-20

Note 4 – Income Taxes

The Company recognizes deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The components of the Company's reconciliation of income taxes computed at the statutory rate of 21% to the income tax amount recorded as of the nine months ended September 30, 2023 and 2022 are as follows:

	September 30, 2023	September 30, 2022
Federal income tax benefit attributable to:
Current Operations	$(30,012)	$3,674
Less: Valuation Allowance	21%	21%
Net provision for Federal income taxes	$(6,302)	$771

	September 30, 2023	December 31, 2022
Deferred tax asset attributable to:
Net operating loss carryover	$4,243	$—
Less valuation allowance	—	—
Net deferred tax asset	$4,243	$—

At September 30, 2023, the Company had net operating loss carry forwards of $20,208 that may be offset against future taxable income.

Note 5 – Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has analyzed its operations subsequent to September 30, 2023 to the date the financial statements were issued and has determined that other than the following it does not have any material subsequent events to disclose: the Company’s current orders of 22,000 bars for its newly designed protein bars have been manufactured and received from YouBar, A protein bar development and co-manufacturing company, based in Southern California. The Company is in R&D phase for the development of a new bar.

F-21

9,940,000 SHARES

TRADEWINDS UNIVERSAL COMMON STOCK

Prospectus

________________, 2023

TRADEWINDS UNIVERSAL
501 Mercury Lane

Brea, CA. 92821

855-434-4488

TradewindsUniversal.com

Until ___________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13. Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$297
Printing and shipping expenses	100
Legal fees and expenses	1,000
Accounting fees and expenses	10,000
Transfer agent and misc. expenses	1,750
Application and Quotation on QB	12,500
Total	$25,647

*All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 17-16-856 of the Wyoming General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Wyoming General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Wyoming General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

II-1

Item 15. Recent Sales of Unregistered Securities

The Company is authorized to issue 75,000,000 shares of common stock, par value .001 per share. At September 30, 2023 there were 10,170,000 shares of common stock issued and outstanding.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On February 5, 2022, the Company issued 230,000 shares of common stock to Andrew Read at $.01 for $2,300. As to the Distribution Transaction, it was done in compliance with Section 4(2) of the 1933 Act in that the shares distributed in the Distribution Transaction were treated by the Company as Restricted Shares.

Such other shareholders listed below include the holders of shares sold in a Regulation D, Rule 506 done in compliance with Section 4(2) of the 1933 Act at an offering price of $0.01 per share, which resulted in total proceeds of $69,400 and a sale of 6,940,000 shares in aggregate.

Shareholder	Shares
Wright Adaza	200,000
Darlene Horvath	100,000
Graham Monteath	240,000
Jason Read	100,000
Konstruct Inc	300,000
Neil Splonskowski	250,000
Carol & Daniel Ryan	250,000
Sunrise Electrical Service	100,000
Jan Rolston	200,000
Roy Wilson	750,000
Roy Wilson & Rosanne Wilson	750,000
Kenneth CreesesII	200,000
Gianromano Piconi	200,000
Laura Hastings	100,000
Charles Aton	200,000
Tala Media Corp	1,000,000
BearCreek Resources Corp	1,000,000
Green Brook, Inc.	1,000,000

The Common Stock issued in our Private Offering were privately issued with a restrictive legend, in reliance on the Exemption from registration provided by Section 4(2) of the Securities Act of 1933.

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

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Item 16.	Exhibits Index.

The following exhibits marked are filed with this Registration Statement:

Exhibit #	Exhibit Description	Incorporated by Reference Form	Date Filed	Exhibit #	Filed or Furnished Herewith

3.1	Articles of Incorporation	S-1	12/22/2023	3.1
3.2	Certificate of Incorporation	S-1	12/22/2023	3.2
3.3	By-Laws	S-1	12/22/2023	3.3
5.1	Opinion of Mont E. Tanner, ESQ				Filed
10.1	Employment Agreement	S-1	12/22/2023	10.1
10.2	Amended Employment Agreement				Filed
23.1	Consent of Accell Audit & Compliance, PA,				Filed
23.2	Consent of Mont E. Tanner, ESQ (included in Exhibit 5.1)
107	Calculation of Filing Fee	S-1	12/22/2023	107

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

(9)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Brea, CA., on February 14, 2024

Dated: February 14, 2024	TRADEWINDS UNIVERSAL

	By:	/s/ Andrew Read
Andrew Read,
Chief Executive Officer

/s/ Andrew Read
Andrew Read,
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Andrew Read Andrew Read	President/Chief Executive Officer and Director(principal executive officer)	February 14, 2024

/s/ Andrew Read Andrew Read	Chief Financial Officer and Director (principal accounting officer)	February 14, 2024

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